UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2026
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SoFi Technologies, Inc. (the "Company") previously announced that Stephen Simcock retired from his position as the Company's General Counsel, effective December 31, 2025. The Company and Mr. Simcock have mutually agreed that Mr. Simcock will serve as an advisor to the Company from January 5, 2026 through December 31, 2026, in order to provide transitional services in exchange for (i) a monthly fee of $83,333.33 and (ii) Company-paid COBRA subsidies. In connection therewith, the Company and Mr. Simcock have entered into an Advisor Agreement, dated January 5, 2026, a copy of which is expected to be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: January 9, 2026	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer